Exhibit 10.3

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

ANNEX dated 24 January 2007

to the Employment Agreement (“Agreement”) of January 17, 2005, as supplemented by the Annex dated as of January 1, 2006 between:

CENTRAL EUROPEAN DISTRIBUTION CORPORATION, Inc., a Delaware corporation (“Company”);

and

Mr. Christopher Biedermann (“Officer”).

WHEREAS

On 18 January 2007 the Board of Directors of the Company adopted the resolution providing for some changes in the method of compensation payable to officers and members of the Company’s Board of Directors and the relevant number of options to purchase the Company’s common stock granted to such persons

THE PARTIES HAVE AGREED AS FOLLOWS

Par. 1

The Agreement shall be amended as follows:

Section 2 of the Agreement (“Term”) shall read as follows:

The employment of the Officer by the Company as provided in Section 1 hereof shall expire on December 31, 2009 (“Expiration Date”).

The first paragraph in Section 5(a) of the Agreement (“Base Salary”) shall read as follows:

As of January 1, 2007 to December 31, 2007, the Officer shall be paid an annual salary (“Base Salary”) in the amount of USD 145,000.00 gross by the Company and USD 67,606.00 gross by the Subsidiaries.

The second paragraph in Section 5(a) of the Agreement (“Base Salary”) shall read as follows:

As of January 1, 2008 to December 31, 2008, the Officer shall be paid the Base Salary in the amount of USD 195,000.00 gross by the Company and USD 67,606.00 gross by the Subsidiaries.

The third paragraph in Section 5(a) of the Agreement (“Base Salary”) shall read as follows:

As of January 1, 2009 to December 31, 2009, the Officer shall be paid the Base Salary in the amount of USD 235,000.00 gross by the Company and USD 67,606.00 gross by the Subsidiaries.

Section 5(b) of the Agreement (“Bonus”) shall read as follows:

In fiscal years 2007, 2008 and 2009, the Officer shall be entitled to receive 18 % of the aggregate cash bonus payable under the Company’s Executive Bonus Plan, the amount and rules of payout of such aggregate cash bonus being established under the resolution of the Company’s Board of Directors dated 18 January 2007.

Section 5(c) of the Agreement (“Options”) shall read as follows:

The Officer shall be entitled to annual grant of options to purchase the Company’s common stock as follows: (i) 30 000 options on January 1, 2007, (ii) 25 000 options on January 1, 2008 and (iii) 25 000 options on January 1, 2009, each such grant to vest 100% on the two-year anniversary of the grant date. The strike price of each such grant shall be the closing price of the Company’s common stock on the trading day immediately preceding the grant date.

Par. 2

All other provisions of the Agreement shall remain not amended.

Par. 3

The provisions of this Annex shall be effective as from 1 January 2007.

The Company:

/s/ William V. Carey
Name: William V. Carey

The Officer:

/s/ Christopher Biedermann
Name: Christopher Biedermann